Exhibit 99.1

Mister Car Wash Announces First Quarter 2026 Results

Net revenues increased 6%

Comparable-store sales increased 3.9%

Unlimited Wash Club® (“UWC”) memberships increased 11%

Opened 2 new greenfield locations

Tucson, Ariz., April 29, 2026 – Mister Car Wash, Inc. (the “Company”) (Nasdaq: MCW), the nation’s leading car wash brand, today announced its financial results for the quarter ended March 31, 2026.

First Quarter 2026 Highlights:

•
Net revenues increased 6% to $277.9 million, up from $261.7 million in the first quarter of 2025.
•
Comparable-store sales increased 3.9% during the quarter.
•
UWC sales represented 76% of total wash sales compared to 73% in the first quarter of 2025.
•
Ended the quarter with approximately 2.5 million UWC members, representing a year-over-year increase of 241 thousand members or 11%.
•
Opened 2 new greenfield locations, bringing the total net number of car wash locations operated to 549 as of March 31, 2026, an increase of 6% compared to 518 car wash locations as of March 31, 2025.
•
Net income increased 26.7% to $34.2 million from $27.0 and net income per diluted share increased 25.5% to $0.10 from $0.08.
•
Adjusted net income(1) and adjusted net income per diluted share(1) were $44.3 million and $0.13, respectively.
•
Adjusted EBITDA(1) increased 13% to $96.7 million from $85.6 million in the first quarter of 2025.

(1) Adjusted net income, adjusted EBITDA and adjusted net income per diluted share are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and GAAP to Non-GAAP Reconciliations disclosures included below in this press release.

Location Count

	Three Months Ended March 31,
	2026	2025
Beginning location count	548	514
Greenfield locations opened	2	4
Closures	(1)	—
Ending location count	549	518

Balance Sheet and Cash Flow Highlights:

•
As of March 31, 2026, cash and cash equivalents totaled $54.6 million, compared to $28.5 million as of December 31, 2025. There were no borrowings under the Company’s Revolving Commitment as of March 31, 2026 and December 31, 2025.
•
Net cash provided by operating activities totaled $79.7 million compared to $87.6 million for the three months ended March 31, 2026 and 2025, respectively.
•
Free cash flow(2) totaled $33.0 million compared to $32.5 million for the three months ended March 31, 2026 and 2025, respectively.
•
Free cash flow excluding growth capital expenditures(2) totaled $74.1 million compared to $77.1 million for the three months ended March 31, 2026 and 2025, respectively.

(2) Free cash flow and free cash flow excluding growth capital expenditures are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and GAAP to Non-GAAP Reconciliations disclosures included below in this press release.

Sale-Leasebacks and Rent Expense:

•
In the first quarter of 2026, the Company had no sale-leaseback transactions.
•
With 493 car wash leases as of March 31, 2026, versus 474 car wash leases as of March 31, 2025, rent expense increased 7% to $31.8 million, compared to the first quarter of 2025.

Conference Call Details

In light of the separately announced transaction with Leonard Green & Partners, the Company will not be hosting an earnings conference call to discuss the Company’s financial results for the first quarter of fiscal 2026.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (Nasdaq: MCW) operates approximately 550 locations and has the largest car wash subscription program in North America. With a passionate team of professionals, advanced technology, and a commitment to exceptional customer experiences, Mister Car Wash is dedicated to providing a clean, shiny, and dry vehicle every time. The Mister brand is deeply rooted in delivering quality service, fostering friendliness, and demonstrating a genuine commitment to the communities it serves while prioritizing responsible environmental practices and resource management. To learn more, visit www.mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted net income per diluted share, free cash flow, and free cash flow excluding growth capital expenditures (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, the Company’s Non-GAAP Financial Measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s Non-GAAP Financial Measures to the corresponding GAAP measures should be carefully evaluated.

Adjusted EBITDA is defined as net income before interest expense, net, income tax provision, depreciation and amortization expense, (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, debt refinancing costs, and other nonrecurring charges.

Adjusted net income is defined as net income before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, debt refinancing costs, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to net income. Adjusted net income per share is defined as basic net income per share before (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, loss on extinguishment of debt, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share. Adjusted net income per diluted share is defined as diluted net income per share before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, debt refinancing costs, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share.

Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment in a period. Free cash flow excluding growth capital expenditures is defined as operating cash flows less purchases of maintenance property and equipment. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Free cash flow excluding growth capital expenditures includes purchases of maintenance property and equipment, which are uses of cash that are necessary to maintain the Company's existing business operations, including its washes and support functions. Free cash flow excluding growth capital expenditures provides a supplemental view of cash flow generation before investments in growth capital, which expand future business operations, including the opening or improvement of washes and service capabilities. Free cash flow and free cash flow excluding growth capital expenditures have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash expenditures, such as debt repayments or payments made for business acquisitions.

Management believes the Company’s Non-GAAP Financial Measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of the Company’s Non-GAAP Financial Measures. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates, and capital investments. Management also uses adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions, and because the Company’s credit agreement uses measures similar to adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt, cash requirements for replacement of assets that are being depreciated and amortized, and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations. Free cash flow and discretionary free cash flow also have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash expenditures, such as mandatory debt repayments or payments made for business acquisitions.

Contacts

Investor Relations

IR@mistercarwash.com

Media

media@mistercarwash.com

Consolidated Statements of Operations and Comprehensive Income

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net revenues	$277,913	$261,656

Costs and expenses
Cost of labor and chemicals	76,702	74,252
Other store operating expenses	113,319	109,667
General and administrative	28,756	24,659
Loss on sale of assets, net	125	111
Total costs and expenses	218,902	208,689
Operating income	59,011	52,967

Other expense
Interest expense, net	12,283	16,023
Total other expense	12,283	16,023
Income before taxes	46,728	36,944
Income tax provision	12,546	9,944
Net income	$34,182	$27,000

Other comprehensive income, net of tax
Gain on interest rate swap	785	—
Total comprehensive income	$34,967	$27,000

Earnings per share
Basic	$0.10	$0.08
Diluted	$0.10	$0.08
Weighted-average common shares outstanding
Basic	328,477,910	324,200,282
Diluted	334,309,927	331,479,048

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$34,182	$27,000
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	23,434	20,917
Stock-based compensation expense	6,838	6,843
Loss on sale of assets, net	125	111
Amortization of deferred debt issuance costs	262	285
Non-cash lease expense	14,652	13,535
Deferred income tax	10,978	7,484
Changes in assets and liabilities
Accounts receivable, net	(211)	354
Other receivables	(2,069)	1,965
Inventory, net	430	490
Prepaid expenses and other current assets	(315)	2,356
Accounts payable	(2,002)	5,677
Accrued expenses	4,069	10,480
Deferred revenue	1,821	1,266
Operating lease liability	(12,791)	(11,604)
Other noncurrent assets and liabilities	257	391
Net cash provided by operating activities	$79,660	$87,550

Cash flows from investing activities
Purchases of property and equipment	(46,686)	(55,081)
Proceeds from sale of property and equipment	187	120
Net cash used in investing activities	$(46,499)	$(54,961)

Cash flows from financing activities
Proceeds from issuance of common stock under employee plans	372	1,587
Payments on debt borrowings	(7,000)	(62,307)
Principal payments on finance lease obligations	(212)	(193)
Net cash used in financing activities	$(6,840)	$(60,913)

Net change in cash and cash equivalents, and restricted cash during period	26,321	(28,324)
Cash and cash equivalents, and restricted cash at beginning of period	28,511	67,612
Cash and cash equivalents, and restricted cash at end of period	$54,832	$39,288

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	54,627	39,133
Restricted cash, included in prepaid expenses and other current assets	205	155
Total cash, cash equivalents, and restricted cash	$54,832	$39,288

Supplemental disclosure of cash flow information
Cash paid for interest	$12,327	$7,032
Cash paid for income taxes	$40	$60

Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	$5,833	$11,416
Property and equipment accrued in other accrued expenses	$4,453	$4,223
Stock option exercise proceeds in other receivables	$—	$113

Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$54,627	$28,450
Accounts receivable, net	850	639
Other receivables	17,554	15,485
Inventory, net	5,054	5,485
Prepaid expenses and other current assets	10,700	9,619
Total current assets	88,785	59,678
Property and equipment, net	930,371	914,022
Operating lease right of use assets, net	930,870	942,664
Other intangible assets, net	110,385	110,822
Goodwill	1,134,830	1,134,830
Other assets	10,801	11,122
Total assets	$3,206,042	$3,173,138

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$25,742	$27,824
Accrued payroll and related expenses	27,116	25,074
Other accrued expenses	36,709	41,540
Current maturities of operating lease liability	54,543	53,625
Current maturities of finance lease liability	903	879
Deferred revenue	37,725	35,904
Total current liabilities	182,738	184,846
Long-term debt, net	790,043	796,893
Operating lease liability	895,298	906,371
Financing lease liability	12,109	12,344
Deferred tax liabilities, net	148,787	137,547
Other long-term liabilities	1,877	2,124
Total liabilities	2,030,852	2,040,125
Stockholders’ equity
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 328,685,816 and 328,282,533 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	3,292	3,288
Additional paid-in capital	869,301	862,095
Accumulated other comprehensive income (loss)	492	(293)
Retained earnings	302,105	267,923
Total stockholders’ equity	1,175,190	1,133,013
Total liabilities and stockholders’ equity	$3,206,042	$3,173,138

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of net income to adjusted EBITDA
Net income	$34,182	$27,000
Interest expense, net	12,283	16,023
Income tax provision	12,546	9,944
Depreciation and amortization expense	23,434	20,917
Loss on sale of assets, net	125	111
Stock-based compensation expense	6,932	7,116
Acquisition expenses	864	1,414
Non-cash rent expense	1,819	1,966
Other	4,478	1,158
Adjusted EBITDA	$96,663	$85,649

	Three Months Ended March 31,
	2026	2025
Reconciliation of net income to adjusted net income
Net income	$34,182	$27,000
Loss on sale of assets, net	125	111
Stock-based compensation expense	6,932	7,116
Acquisition expenses	864	1,414
Other	4,478	1,158
Income tax impact of stock award exercises	229	328
Tax impact of adjustments to net income	(2,548)	(2,078)
Adjusted net income	$44,262	$35,049
Diluted adjusted net income per Share	$0.13	$0.11
Adjusted weighted-average common shares outstanding - diluted	334,309,927	331,479,048

	Three Months Ended March 31,
	2026	2025
Free cash flow
Net cash provided by operating activities	$79,660	$87,550
Adjustments:
Purchases of property and equipment	(46,686)	(55,081)
Free cash flow	$32,974	$32,469

	Three Months Ended March 31,
	2026	2025
Free cash flow excluding growth capital expenditures
Net cash provided by operating activities	$79,660	$87,550
Adjustments:
Purchases of maintenance property and equipment	(5,542)	(10,461)
Free cash flow excluding growth capital expenditures	$74,118	$77,089